Exhibit 10.10

REIMBURSEMENT AND COST

SHARING AGREEMENT

THIS AMENDED AND RESTATED REIMBURSEMENT AND COST SHARING AGREEMENT (this “Agreement”), dated effective as of May 7, 2021, is by and among Cottonwood Capital Management, Inc., a Delaware corporation (“CCMI”), and Cottonwood Communities Advisors, LLC, a Delaware limited liability company (the “CCA”).

WHEREAS, Cottonwood Communities, Inc., a Maryland corporation (the “REIT”), is taxed and operates in a manner that allows it to qualify as a real estate investment trust for U.S. federal income tax purposes;

WHEREAS, substantially all of the REIT’s assets are held by, and its operations are conducted through, Cottonwood Residential O.P. LP, a Delaware limited partnership (“CROP”), and its subsidiaries;

WHEREAS, CCMI desires to make available to CCA certain employees of CCMI as set forth on Schedule I hereto (collectively, the “Employees”), and CCA desires to utilize the Employees, on the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, as follows:

Article I

USE OF EMPLOYEES

SECTION 1.1.          Use of Employees.

(a)                From time to time at the request of CCA, on an as-needed basis, CCMI will make the Employees available to CCA, to the extent they are not otherwise occupied in providing services for the REIT or its subsidiaries.

(b)               For such time as any Employees are shared with CCA under this Agreement, (i) such Employees will remain employees of CCMI, and shall not be deemed to be employees of CCA for any purpose, and (ii) CCMI shall be solely responsible for the payment and provision of all wages, bonuses and commissions (collectively, “Wages”), employee benefits, including but not limited to pension and welfare benefits, fringe benefits, severance benefits, and workers’ compensation insurance (collectively, “Benefits”), and the withholding and payment of applicable payroll taxes relating to its Employees (collectively, “Taxes”).

(c)                In performing work for CCA, the Employees may use office space, office supplies, equipment and furniture of CCMI.

(d)               All writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that any Employee creates, prepares, produces, authors, edits, amends, conceives or reduces to practice, either individually or jointly with others, in performing work for CCA and relating in any way to the business or contemplated business, research or development of CCA, shall be the sole and exclusive property of CCA and its assigns, free from any encumbrance, claim, lien for balance due or rights of retention by CCMI.

SECTION 1.2.          Reimbursement and Cost Sharing for the Use of Employees. CCA will reimburse CCMI for CCA’s allocable share of all direct and indirect costs related to the Employees, including Wages, Benefits, Taxes, and allocable overhead costs, as further described below, but without any mark-up or profit margin to CCMI.

(a)                Direct Costs. CCA shall reimburse CCMI for all direct costs incurred by CCMI on behalf of CCA. Such direct costs shall include, but are not limited to, its allocable portion of Wages, Benefits and Taxes of the Employees who perform services for CCA. CCA’s reimbursement for services of the Employees shall be based on the proportion of the Wages, Benefits and Taxes corresponding to the amount of time the Employees expended on CCA functions, as determined in accordance with time-sheets or other reasonable documentation prepared by the Employees pursuant to instructions of management and agreed to by CCMI and CCA.

(b)               Indirect Costs. CCA shall reimburse CCMI an additional amount equal to its allocable portion of indirect (overhead) costs incurred by CCMI. CCMI may determine CCA’s allocable portion of such costs by multiplying the total indirect (overhead) costs of CCMI by the percentage obtained by dividing the total staff hours charged to CCA activities by the total staff hours worked by all employees of CCMI or by any other reasonable method determined by CCMI and CCA.

(c)                Timing of Reimbursement. Promptly after the end of each calendar quarter, CCMI will make available to CCA a schedule of direct and indirect allocable costs related to its Employees used by CCA during that quarter, if any. CCA shall reimburse CCMI for such costs within 30 days after the schedule is made available. In the event CCMI or CCA identifies, prior to the filing of the REIT’s Annual Report on Form 10-K with Securities and Exchange Commission for a fiscal year, any errors, omissions or other inaccuracies in the costs charged to or reimbursed by CCA during such fiscal year, the LLC and CCA shall work together in good faith to resolve such errors, omissions or other inaccuracies and true-up the costs to be allocated and reimbursed hereunder.

SECTION 1.3.          Limitation on Liability.

(a)                None of CCMI, CROP or the REIT, nor any partner, officer, employee or agent of CCMI, CROP or the REIT, shall be under any liability to CCA for any action taken, or for refraining from the taking of any action, by any Employee utilized by CCA.

(b)               CCA agrees to indemnify CCMI, CROP and the REIT, and any partner, employee or agent of CCMI, CROP or the REIT, against any and all losses, claims, liabilities, suits, damages, proceedings or expenses (including reasonable attorneys’ fees and expenses) arising from or as a result of the use of the Employees by CCA. The indemnity set forth in the preceding sentence shall survive the termination of this Agreement.

SECTION 1.4.          Term; Termination. This Agreement shall continue in full force until the earlier of the one-year anniversary of the date hereof or the termination of the Amended and Restated Advisory Agreement among CC Advisors III, LLC and the REIT that is to be entered into immediately following the merger of Cottonwood Residential II, Inc. and the REIT. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. This Agreement may be terminated upon the written agreement of the parties hereto. Additionally, upon 60 days’ prior written notice to CCA, CCMI may cease to make available any or all of its Employees.

SECTION 1.5.          Representations and Warranties. CCMI hereby represents and warrants to CCA, and CCA hereby represents and warrants to CCMI, that:

(a)                Organization, Power, Qualification. It is duly organized, validly existing and in good standing under the laws of Delaware, has the power, legal right and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and the failure to be so qualified could, individually or in the aggregate, have a material adverse effect on its business, assets, liabilities, condition (financial or otherwise), results of operations or prospects.

(b)               Authorization, Enforceability. It has the power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other similar law affecting the enforcement of creditors’ rights and secured parties generally, and subject to the limitation that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)                Non-Contravention. The execution, delivery and performance of this Agreement in accordance with its terms and the performance of this Agreement by it do not and will not (i) require any consent or approval of any person, except for consents and approvals that have already been obtained, (ii) violate any applicable law, (iii) conflict with, result in a breach of, or constitute a default under its organizational and governing documents, as the same may have been amended or restated, or conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any indenture, agreement or other instrument, to which it is a party or by which it or any of its properties or assets may be bound, which conflict, breach or default would have a material adverse effect on its business, assets, liabilities, condition (financial or otherwise), results of operations or prospects or on its ability to perform any of its obligations under this Agreement or (iv) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by it.

(d)               Compliance with Law. It is in compliance with all applicable laws, non-compliance with which could, individually or in the aggregate, have a material adverse effect on its business, assets, liabilities, condition (financial or otherwise), results of operations or prospects or properties or on its ability to perform any of its obligations under this Agreement.

(e)                Litigation. There is no action, suit or proceeding pending or, to its knowledge, threatened against it or any of its properties or assets in any court or before any arbitrator of any kind or before or by any governmental authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement; and no default by it has occurred and is continuing with respect to any order of any court or arbitrator, or with respect to any order of a governmental authority.

(f)                 Governmental Regulation. It is not required to obtain any consent, approval, authorization, permit or license from, or effect any filing or registration with, any governmental authority in connection with the execution, delivery and performance, in accordance with their respective terms, of this Agreement.

Article II

MISCELLANEOUS

SECTION 2.1.        Notices. All notices from one party to another party shall be sent to such other party’s address by (i) delivery by a reputable courier service or by registered mail (return receipt requested) or (ii) by email transmission (with acknowledgement received) with a copy sent in either manner described in clause (i), all charges prepaid. The date of receipt or refusal to accept shall be the effective date of any such notice.

CCMI:	CCA:
Cottonwood Capital Management, Inc.	Cottonwood Communities Advisors, LLC
1245 Brickyard Road Suite 250	1245 Brickyard Road Suite 50
Salt Lake City, UT 84106	Salt Lake City, UT 84106

SECTION 2.2.          Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made including, without limitation, the Prior Agreement.

SECTION 2.3.         Severability. If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

SECTION 2.4.          CONSENT TO JURISDICTION.

(a)                EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UTAH STATE OR FEDERAL COURT SITTING IN SALT LAKE CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH UTAH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING, OR DELIVERY, OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 2.1. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)               NOTHING IN THIS SECTION 2.4 SHALL AFFECT THE RIGHT OF A PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)                Waiver of Jury Trial. The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 2.4 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or any provision hereof. The waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

SECTION 2.5.          Amendments. This Agreement may be amended from time to time by CCMI and CCA in a writing signed by each such party to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or to terminate this Agreement.

SECTION 2.6.         Severability of Provisions. If one or more of the provisions of this Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of CCMI or CCA. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

SECTION 2.7.         Inspection and Audit Rights. CCMI, on reasonable prior notice, shall permit any representative of CCA (each a “Representative,” and collectively, the “Representatives”), during its normal business hours to examine all the books of account, records (including computer records), reports and other papers of CCMI relating to the Employees, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Representative, to discuss its affairs, finances and accounts relating to the Employees with its officers, employees and independent public accountants (and by this provision CCMI hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by CCA of any right under this Section 2.7 shall be borne by CCA.

SECTION 2.8.          Binding Effect. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 2.9.          Captions. Captions to Articles, Sections and subsections of, and Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

SECTION 2.10.        Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment is required to be made is not a business day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding business day.

SECTION 2.11.        No Third-Party Beneficiaries. This Agreement is solely for the benefit of CCMI and CCA and no other party.

SECTION 2.12.        Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 2.13.        Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, CCMI and CCA have caused this Agreement to be duly executed by their respective authorized signatories as of the date and year first above written.

COTTONWOOD CAPITAL MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ Gregg Christensen
Gregg Christensen
Chief Legal Officer

COTTONWOOD COMMUNITIES ADVISORS, LLC,
a Delaware limited liability company

By:	/s/ Gregg Christensen
Gregg Christensen
Chief Legal Officer

[Signature Page for Reimbursement and Cost Sharing Agreement]

Schedule I

Gregg Christensen- Chief Legal Officer

Susan Hallenberg- Chief Accounting Officer

Elky Wong- Assistant Controller

Christie Hailes- Corporate Expense Manager

Aaron Torriente- VP of Tax

Whitney Law- Director of Tax

HR personnel to be identified by the parties

IT personnel to be identified by the parties

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